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                                                                       Exhibit 3


                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

               6 7/8% QUARTERLY INTEREST BOND SECURITIES DUE 2101
               --------------------------------------------------

                 OFFICERS' CERTIFICATE PURSUANT TO SECTION 2.01
                 ----------------------------------------------

                            AND 2.03 OF THE INDENTURE
                            -------------------------

                  Pursuant to Section 2.03 of the Amended and Restated Trust Indenture dated as of February 24, 1999 (the "Indenture") between Financial Security Assurance Holdings Ltd. (the "Company") and First Union National Bank (the "Trustee"), the undersigned officers of the Company hereby certify that the Board of Directors of the Company has, pursuant to Board resolutions dated November 15, 2001, authorized the establishment of a series of Securities and further certify that the terms of the Securities of such series shall be as follows:

         (1)      TITLE: 6 7/8% Quarterly Interest Bond Securities due 2101;

         (2)      AGGREGATE PRINCIPAL AMOUNT: $100,000,000;

         (3) PRINCIPAL PAYMENT DATE: December 15, 2101; provided, however, that if interest on the Bonds is not, or within 90 days of an opinion of counsel will not be, deductible in whole or in part by the Company for U.S. federal income tax purposes, the Company will have the right to accelerate the stated maturity of the Bonds to the minimum extent required so that interest on the Bonds will be deductible for U.S. federal income tax purposes. In no event may the resulting maturity of the Bonds be less than 15 years from the date of original issuance, however. The Company may only accelerate the stated maturity if the Company has received an opinion of nationally recognized independent counsel experienced in such matters to the effect that after the acceleration, interest paid on the Bonds will be deductible for U.S. federal income tax purposes and the holders of Bonds will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the acceleration;

         (4)      (a)      INTEREST RATE: 6 7/8% per annum (on the basis of a
                           360-day year consisting of twelve 30-day months);

                  (b) INTEREST PAYMENT DATES: March 15, June 15, September 15 and December 15 of each year, commencing March 15, 2002;

                  (c) REGULAR RECORD DATE: the last day of the month immediately preceding each Interest Payment Date; and

                  (d)      INTEREST ACCRUAL DATE: December 19, 2001;


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         (5)      PLACE OF PAYMENT: Initially, the Trustee's office at 40 Broad
                  Street, Suite 550, New York, NY 10004;

         (6) OPTIONAL REDEMPTION: If a change in U.S. tax laws (as described under the caption "Description of the Bonds - Redemption for Tax Reasons" in the Prospectus Supplement dated December 12, 2001 to the Prospectus dated February 23, 2000 with respect to the Bonds) shall occur and be continuing, the Company shall have the right, within 90 days following the occurrence of the change in tax laws, to redeem the Bonds, in whole but not in part, without premium or penalty. The Bonds are not redeemable prior to December 19, 2006, except as described in the immediately preceding sentence, and are not subject to any sinking fund. The Bonds are redeemable on or after December 19, 2006 at the option of the Company, in whole at any time or in part from time to time, without premium or penalty;

         (7)      MANDATORY REDEMPTION: Not applicable;

         (8) DENOMINATIONS: $25 and integral multiples thereof. Market makers expect to trade in Bonds in round lots of 100 units (representing $2,500 aggregate principal amount);

         (9)      CURRENCY: United States Dollars;

         (10)     (a)      GLOBAL SECURITIES: The Bonds shall be represented by
                           a single Global Security as provided for in the Indenture; and

                  (b)      DEPOSITARY: The Depository Trust Company;

         (11)     ADDITIONAL EVENTS OF DEFAULT: Not Applicable;

         (12)     PRINCIPAL ON ACCELERATION: Not Applicable;

         (13)     INDEX, FORMULA, ETC. FOR PAYMENTS: Not Applicable;

         (14) DEFEASANCE PROVISIONS: Section 13.02 and Section 13.03 of the Indenture shall be applicable to the Bonds and, without limiting the foregoing, "covenant defeasance" as defined in
                  Section 13.03 of the Indenture shall apply to Sections 3.06 and 3.07 of the Indenture;

         (15) RANKING: The Bonds shall be senior unsecured obligations of the Company and shall rank PARI PASSU with all other senior unsecured debt of the Company;

         (16)     CONVERSION: Not Applicable;

         (17)     OTHER TERMS: Not Applicable; and


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         (18)     TRUSTEE: First Union National Bank.

                  Pursuant to Section 11.05 of the Indenture, each of the undersigned officers of the Company hereby further certifies that (i) he has read the applicable conditions precedent in the Indenture relating to the establishment of a series of Bonds and the issuance thereof; (ii) he has examined the appropriate documentation and made such further investigation as he has deemed to be necessary; (iii) he is of the opinion that he has made such examination and investigation as is necessary to enable him to express an informed opinion with respect to whether or not such conditions precedent have been complied with; and (iv) he is of the opinion that as of the date hereof, all conditions precedent set forth in the Indenture relating to the establishment of the series of Bonds designated as the 6 7/8% Quarterly Interest Bond Securities due 2101 have been complied with and upon delivery by the Company of instructions to the Trustee directing the Trustee to authenticate Securities of such series from time to time, subject to the limitations set forth in the company order to authenticate dated the date hereof, all conditions precedent for the issuance thereof shall have been complied with.

                  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Indenture.

                  IN WITNESS WHEREOF, the undersigned Managing Director and Secretary of the Company have executed this certificate as of the 19th day of December, 2001.

                                       /s/ John A. Harrison
                                        ----------------------------------------
                                       Name:  John A. Harrison
                                       Title: Managing Director


                                       /s/ Bruce E. Stern
                                        ----------------------------------------
                                       Name:  Bruce E. Stern
                                       Title: Secretary





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